UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 4, 2014

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2014, United Stationers Inc.’s subsidiaries United Stationers Receivables, LLC (“USR”), United Stationers Supply Co. (“USSC”), and United Stationers Financial Services LLC (“USF”) entered into a Fourth Amendment to Amended and Restated Agreement (the “Fourth Amendment”) with PNC Bank, National Association (“PNC Bank”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”). The Fourth Amendment amended the Amended and Restated Transfer and Administration Agreement, dated as of January 18, 2013, among USR, USSC, USFS, PNC Bank, and the financial institutions from time to time parties thereto (as amended, the “Transfer Agreement”). The Fourth Amendment extends the term of the Transfer Agreement to January 18, 2018. The Fourth Amendment also adds to the Transfer Agreement additional covenants by USR, USSC and USF regarding the Investment Company Act of 1940, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and certain sanctions laws and regulations.

A copy of the agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

10.1*

Fourth Amendment to Amended and Restated Transfer and Administration Agreement, dated as of December 4, 2014, among United Stationers Receivables, LLC, United Stationers Supply Co., United Stationers Financial Services LLC, PNC Bank, National Association, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”).

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.
Date: December 9, 2014	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED DECEMBER 4, 2014

Exhibit No.	Description

10.1*

Fourth Amendment to Amended and Restated Transfer and Administration Agreement, dated as of December 4, 2014, among United Stationers Receivables, LLC, United Stationers Supply Co., United Stationers Financial Services LLC, PNC Bank, National Association, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”).

*	Filed herewith.